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                                                                    Exhibit 17

                          PRISM FINANCIAL CORPORATION

                             2000 STOCK OPTION PLAN

Section 1.  General Purpose of Plan; Definitions.

                  The name of this plan is the Prism Financial Corporation 2000 Stock Option Plan (the "Plan"). The Plan was adopted by the Board (defined below) on January 12, 2000 (the "Effective Date"). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. This Plan is intended to qualify as a "broadly based" plan for purposes of the shareholder approval rules promulgated by the NASD (defined below).

                  For purposes of the Plan, the following terms shall be defined as set forth below:

                  (1) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

                  (2) "Board" means the Board of Directors of the Company.

                  (3) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (4) "Committee" means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.
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                  (5) "Company" means Prism Financial Corporation, a Delaware corporation (or any successor corporation).

                  (6) "Disability" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continu ous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

                  (7) "Eligible Recipient" means any officer, employee, consultant or advisor of the Company or of any Parent or Subsidiary or any Employee Director and shall not include any Non-Employee Director.

                  (8) "Employee Director" means any director of the Company or of any Parent or Subsidiary who is an employee of the Company or of any Parent or Subsidiary.

                  (9) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (10) "Fair Market Value" means, as of any given date, with respect to any Stock Options granted hereunder, (A) if the Stock is publicly traded, the closing sale price of a share of Stock, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any Stock Option hereunder or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

                  (11) "NASD" means the National Association of Securities Dealers, Inc.

                  (12) "Non-Employee Director" means any director of the Company or of any Parent or Subsidiary who is not an employee of the Company or of any Parent or Subsidiary.

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                  (13) "Parent" means any corporation (other than the Company)
in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                  (14) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options.

                  (15) "Stock" means the common stock, par value $0.01 per share, of the Company.

                  (16) "Stock Option" means an option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (17) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 4.  Administration.

                  To the extent necessary and desirable, the Plan shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

                  Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant Stock Options to Eligible Recipients pursuant to the terms of the Plan. In particular, the Administrator shall have the authority:

                           (a)  to select those Eligible Recipients who shall be
Participants;

                           (b)  to determine whether and to what extent Stock
Options are to be granted hereunder to Participants;

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                           (c)  to determine the number of shares of Stock to be
covered by each Stock Option granted hereunder;

                           (d)  to determine the terms and conditions, not
inconsistent with the terms of the Plan, of each Stock Option granted hereunder;

                           (e)  to determine the terms and conditions, not
inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options; and

                           (f)  to reduce the option price of any Stock Option
to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Stock Option has declined since the date such Stock Option was granted.

                  The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agree ments relating thereto); and to otherwise supervise the administration of the Plan.

                  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including, but not limited to the Company and the Participants.

Section 3.  Stock Subject to Plan.

                  The total number of shares of Stock reserved and available for issuance under the Plan shall be 750,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. To the extent that a Stock Option expires or is otherwise terminated without being exercised, such shares of Stock shall again be available for issuance in connection with future Stock Options granted under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares of Stock are returned to the Company in satisfac tion of such indebtedness, such shares of Stock shall again be available for issuance in connection with future Stock Options granted under the Plan.

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                  In the event of any merger, reorganization, consolidation, recapitaliza tion, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan and (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Stock Options and payment in cash or other property therefor.

Section 4.  Eligibility.

                  The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients; and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by the grant of Stock Options; provided, however, that the aggregate number of shares of Stock as to which Stock Options may be granted to all officers of the Company or of any Parent or Subsidiary and Employee Directors during the term of the Plan shall not, subject to adjustment as provided in Section 3 hereof, exceed twenty-five percent (25%) of the shares of Stock reserved for issuance hereunder.

Section 5.  Stock Options.

                  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder. Participants who are granted Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

                  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions,

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not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                  (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than the par value of the Stock on such date.

                  (2) Option Term. The term of each Stock Option shall be fixed by the Administrator.

                  (3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Admin istrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any change of control.

                  (4) Method of Exercise. Subject to paragraph (3) of this
Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administra tor, or (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised.

                  A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (2) of Section 8 below.

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                  The Administrator may require the surrender of all or a
portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options hereunder.

                  (5) Loans. The Company or any Parent or Subsidiary may make loans available to Stock Option holders in connection with the exercise of outstand ing Stock Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company or any Parent or Subsidiary,
(ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and condi tions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Admin istrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the aggregate option price less the par value (if any) of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder, and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder's termination of service to the Company or to any Parent or Subsidiary shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

                  (6) Non-Transferability of Stock Options. Except under the laws of descent and distribution, unless otherwise determined by the Administrator, the

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Participant shall not be permitted to sell, transfer, pledge or assign any Stock
Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Stock Options to a trust controlled by the Participant during the Partici pant's lifetime for estate planning purposes.

                  (7) Termination of Employment or Service. If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the agreement evidencing such Stock Option, or as otherwise determined by the Administrator following termination of employment.

Section 6.  Amendment and Termination.

                  The Board may amend, alter or discontinue the Plan, but no amend ment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Stock Option theretofore granted without such Participant's consent.

                  The Administrator may amend the terms of any Stock Option thereto fore granted, prospectively or retroactively, but, subject to Section 3 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 7.  Unfunded Status of Plan.

                  The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 8.  General Provisions.

                  (1) Shares of Stock shall not be issued pursuant to the exercise of any Stock Option granted hereunder unless the exercise of such Stock Option and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock ex-

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change upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (2) The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

                  All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                  (3) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either gener ally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

                  (4) Each Participant shall, no later than the date as of which the value of a Stock Option first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfac tory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Stock Option. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                  (5) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator,

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shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administra tor and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 9.  Term of Plan.

                  No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Stock Options theretofore granted may extend beyond that date.










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